Exhibit 10.2

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Amendment”) is made on this 26th day of January, 2011, by and between Cash America International, Inc., a Texas corporation (“CAI”); Cash America Management L.P., a wholly-owned subsidiary of CAI (“CAM”); and Daniel R. Feehan, an individual whose principal residence is in Fort Worth, Texas (“Executive”).

STATEMENT OF BACKGROUND

A. CAI and CAM entered into an employment agreement with Executive, dated May 1, 2008, which was amended on December 24, 2008 (the “Agreement”).

B. The parties wish to amend the Agreement in the particulars specified herein.

STATEMENT OF AGREEMENT

In consideration of good and valuable consideration, the sufficiency of which hereby is acknowledged, the parties agree to amend the Agreement effective as of the date of this Amendment as follows:

1. Section 6(d) of the Agreement is hereby deleted in its entirety.

2. Except as expressly modified by this Amendment, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

3. This Amendment may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement on this the 26th day of January, 2011.

EXECUTIVE	CASH AMERICA INTERNATIONAL, INC.

/s/ Daniel R. Feehan	By:	/s/ James H. Graves
Daniel R. Feehan		James H. Graves,
Chairman of the Management Development & Compensation Committee of the Board of Directors

CASH AMERICA MANAGEMENT L.P.

	By:	Cash America Holding, Inc.,
its general partner

		By:	Cash America International, Inc.,
its sole shareholder

			By:	/s/ James H. Graves
James H. Graves,
Chairman of the Management Development & Compensation Committee of the Board of Directors